Filed pursuant to Rule 424(b)(3)
                                                       Registration No. 333-9898

                               KENMAR GLOBAL TRUST

                        SUPPLEMENT DATED JANUARY 28, 2003
                                       TO
                     THE PROSPECTUS AND DISCLOSURE DOCUMENT
                              DATED APRIL 30, 2002

     This Supplement updates certain Commodity Futures Trading Commission required information contained in the Kenmar Global Trust Prospectus and Disclosure Document dated April 30, 2002. All capitalized terms used in this Supplement have the same meanings as in the Prospectus unless otherwise specified. Prospective investors should review the contents of both this Supplement and the Prospectus carefully before deciding whether to invest in the Fund.

     This Supplement (i) contains an updated version of the performance record of the Fund set forth on pages 43 through 44 of the Prospectus, (ii) contains an updated version of the annual rates of return of commodity pools operated by Kenmar as set forth on pages 50 through 53 of the Prospectus, and (iii) contains an updated version of the performance record of the Core Advisors and the Non-core Advisors of the Fund, as set forth throughout Part Two of the Prospectus.


                               * * * * * * * * * *


     All information in the Prospectus is hereby restated, except as updated hereby.


                           --------------------------



     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON
   THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT SUPPLEMENT.

                       PERFORMANCE OF KENMAR GLOBAL TRUST

     This Supplement revises and updates the table and related information regarding "Performance of Kenmar Global Trust" found on pages 43 through 44 of the Prospectus as follows:

     The performance of the Fund is dependent upon the performance of its Advisors. The Advisors' results are affected by general market conditions as well as numerous other factors. Because the Advisors' strategies are proprietary and confidential, it is difficult to provide any meaningful description of the Fund's operations since the inception of trading operations (May 22, 1997) other than simply by presenting its performance record. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. The performance information set forth below is current as of November 30, 2002.

SUMMARY PERFORMANCE INFORMATION

                  Type of fund: multi-advisor; publicly-offered
                         Inception of trading: May 1997
                      Aggregate subscriptions: $43,414,845
                       Current Capitalization: $17,949,599
                    Current Net Asset Value per Unit: $104.62
                    Largest monthly drawdown: (8.96)% (10/99)
             Largest Peak-to-Valley drawdown: (24.64)% (10/98-10/00)


MONTHLY/ANNUAL PERFORMANCE INFORMATION

--------------------------------------------------------------------------------
     MONTH            2002(%)  2001(%)   2000(%)   1999(%)    1998(%)   1997(%)
--------------------------------------------------------------------------------
    January            (4.05)   (1.38)     0.56     (4.46)      3.29     --
--------------------------------------------------------------------------------
    February           (3.67)   (0.26)    (0.16)     4.59       0.38     --
--------------------------------------------------------------------------------
     March              2.22     2.94     (3.01)    (8.46)      0.30     --
--------------------------------------------------------------------------------
     April             (1.70)   (2.41)    (1.12)     5.24      (6.18)    --
--------------------------------------------------------------------------------
      May               1.21    (0.18)     3.43     (7.53)      1.20     (0.30)
--------------------------------------------------------------------------------
      June              7.35    (0.24)    (1.73)     3.95       2.22     (2.30)
--------------------------------------------------------------------------------
      July              6.95     0.81     (1.65)    (3.34)     (0.88)     7.11
--------------------------------------------------------------------------------
     August             3.55    (0.20)    (2.45)     1.68      13.22     (4.79)
--------------------------------------------------------------------------------
   September            4.05     3.60     (2.67)     2.98       4.40      0.52
--------------------------------------------------------------------------------
    October            (4.69)    3.13     (2.00)    (8.96)     (2.09)    (2.18)
--------------------------------------------------------------------------------
    November           (2.17)   (5.44)     4.17      4.15      (4.96)    (0.74)
--------------------------------------------------------------------------------
    December                    (0.56)     4.41     (0.93)      2.76      3.25
--------------------------------------------------------------------------------
Compound Rate of        8.44
     Return       (11 months)   (0.54)    (2.58)   (12.03)     13.08      0.10
--------------------------------------------------------------------------------



NOTES TO PERFORMANCE INFORMATION

     In reviewing the foregoing description of the Fund's performance, prospective investors should understand that such performance is "net" of all fees and charges and includes interest income. The Fund's fees and charges are more fully described under "Charges" on page 25 of the Prospectus.

     In addition, the following terms used in describing the Fund's performance are defined as follows:

     "Drawdown" means losses experienced by the Fund over a specified period.

     "Largest peak-to-valley drawdown" means the greatest percentage decline from any month-end Net Asset Value per Unit, due to overall loss sustained by the Fund during any period, which occurs without such month-end Net Asset Value per Unit being equaled or exceeded as of a subsequent month-end. In dollar terms, for example, if the Net Asset Value per Unit declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a "peak-to-valley drawdown" analysis conducted as of the end of April would consider that "drawdown" to be still continuing and to be $3 in amount, whereas if the Net Asset Value of a Unit had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level.

     "Compound Rate of Return" is calculated by multiplying on a compound basis each of the monthly rates of return set forth in the chart above and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are year-to-date. For example, the compound rate of return of 0.10% for the partial year 1997 in the Fund's performance record was calculated by multiplying 100 by the quantity [[(1-.0030) (1-.0230)(1+.0711)(1-.0479)(1+.0052) (1-.0218 )(1-.0074)(1+.0325)] minus 1].


                  [Remainder of page left blank intentionally.]

                PERFORMANCE OF COMMODITY POOLS OPERATED BY KENMAR

     This Supplement revises and updates the table and related information regarding "Performance of Commodity Pools Operated by Kenmar" found on pages 50 through 53 of the Prospectus as follows:

GENERAL

     The performance information included herein is presented in accordance with CFTC regulations. The Fund differs materially in certain respects from each of the pools whose performance is included herein. The following sets forth summary performance information for all pools operated by Kenmar (other than the Fund) since January 1, 1997. Kenmar has offered these pools exclusively on a private basis to financially sophisticated investors -- either on a private placement basis in the United States or offshore exclusively to non-U.S. persons. Other than the Fund, Kenmar has not, to date, sponsored a publicly-offered commodity pool.

     The pools, the performance of which is summarized herein, are materially different in certain respects from the Fund, and the past performance summaries of such pools are generally not representative of how the Fund might perform in the future. These pools also have material differences from one another in terms of number of advisors, leverage, fee structure and trading programs. The performance records of these pools may give some general indication of Kenmar's capabilities in advisor selection by indicating the past performance of the Kenmar-sponsored pools.

     All summary performance information is current as of November 30, 2002 (except in the case of pools dissolved prior to such date). Performance information is set forth, in accordance with CFTC Regulations, since January 1, 1997 or, if later, the inception of the pool in question.

     INVESTORS SHOULD NOTE THAT AFFILIATES OF KENMAR PERFORM ASSET ALLOCATION FUNCTIONS ON BEHALF OF MANAGED ACCOUNTS AND OTHER COMMODITY POOLS SIMILAR TO THOSE PERFORMED BY KENMAR. PURSUANT TO CFTC REGULATIONS, THE PERFORMANCE OF ACCOUNTS AND OTHER POOLS OPERATED, MANAGED AND/OR SPONSORED BY AFFILIATES OF KENMAR HAS NOT BEEN INCLUDED HEREIN.

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS, AND MATERIAL DIFFERENCES EXIST BETWEEN THE POOLS WHOSE PERFORMANCE IS SUMMARIZED HEREIN AND THE FUND.

     INVESTORS SHOULD NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL'S INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED AND UNREALIZED LOSSES FROM COMMODITY TRADING.

                  ---------------------------------------------

                  [Remainder of page left blank intentionally.]

ASSETS UNDER MANAGEMENT

Kenmar - Total assets under management as of November 30, 2002     $30 million
Kenmar - Total assets under multi-advisor management as of
  November 30, 2002                                               $18.5 million
Kenmar and affiliates - Total assets under management as of
  November 30, 2002                                                $846 million*
                                                     (excluding notional funds)
Kenmar and affiliates - Total assets under
  management as of November 30, 2002                                $1 billion**
                                                     (including notional funds)

* Approximately 96% of this amount represents assets for which Kenmar and its affiliates has management responsibility; Kenmar has only oversight responsibility over the remainder of these assets.

** Approximately 88% of this amount represents assets for which Kenmar has management responsibility; Kenmar has only oversight responsibility over the remainder of these assets.

MULTI-ADVISOR POOLS

     These are all of the multi-advisor pools (other than the Fund and pools for the research and development of traders) operated by Kenmar since January 1, 1997. Kenmar has actively allocated and reallocated trading assets among a changing group of advisors selected by it. As does the Fund, these multi-advisor pools depend on Kenmar for their asset allocations (and, possibly, leverage adjustments) and strategy selections, and combine unrelated and independent advisors.

SINGLE-ADVISOR POOLS

     These are all of the pools (other than pools for the research and development of traders) operated by Kenmar since January 1, 1997 that were, or are, advised by a single advisor (as opposed to a portfolio of commodity trading advisors). Investors should note that single-advisor pools do not demonstrate Kenmar's ability to manage a portfolio of commodity trading advisors.

POOLS FOR THE RESEARCH AND DEVELOPMENT OF ADVISORS

     These are all of the pools operated by Kenmar since January 1, 1997 that were established as a way of testing, in a limited liability vehicle, one or more commodity trading advisors relatively untested in the management of customer assets.

                  [Remainder of page left blank intentionally.]


-----------------------------------------------------------------------------------------------------
                                                                             % WORST      % WORST
                                                                             MONTHLY      PEAK-TO-
                   TYPE                    AGGRE-        CURRENT    CURRENT   DRAW-        VALLEY
                    OF     START   CLOSE   GATE           TOTAL     NAV PER   DOWN &      DRAW-DOWN
                   POOL    DATE    DATE   SUBSCRIPT.       NAV        UNIT    MONTH       & PERIOD
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
MULTI-ADVISOR
POOLS
-----------------------------------------------------------------------------------------------------
Kenmar
Performance
Partners L.P.       **     08/85    3/02  265,038,978           0        0  (22.66)        (74.94)
-----------------------------------------------------------------------------------------------------
                                                                              6/00       10/98-2/02
-----------------------------------------------------------------------------------------------------
Kenmar Capital
Partners Ltd.        *     07/95   12/99    3,587,775           0        0   (9.48)        (20.38)
-----------------------------------------------------------------------------------------------------
                                                                             10/99       10/98-10/99
-----------------------------------------------------------------------------------------------------
SINGLE ADVISOR
POOLS
-----------------------------------------------------------------------------------------------------
The Fulcrum Fund
LP "A" (1)         single  09/96   12/00   11,341,364           0        0  (21.24)        (53.05)
-----------------------------------------------------------------------------------------------------
                                                                              6/00        7/99-11/00
-----------------------------------------------------------------------------------------------------
The Fulcrum Fund
LP(2)              single  04/97     N/A   62,573,519  11,462,547   887.15  (21.22)        (66.73)
-----------------------------------------------------------------------------------------------------
                                                                              6/00        7/99-3/02
-----------------------------------------------------------------------------------------------------
Dennis Friends &
Family L.P.        single  05/97   10/00    3,386,355           0        0  (22.17)        (48.46)
-----------------------------------------------------------------------------------------------------
                                                                              6/00        7/99-9/00
-----------------------------------------------------------------------------------------------------
Hirst Investment
Fund L.P.          single  10/97   10/02    4,347,088           0        0  (10.43)        (24.41)
-----------------------------------------------------------------------------------------------------
                                                                              3/99        1/99-10/01
-----------------------------------------------------------------------------------------------------
Hirst Investment
2X Fund LP         single   3/99    3/00    4,127,659           0        0  (18.89)        (33.82)
-----------------------------------------------------------------------------------------------------
                                                                             10/99        3/99-3/00
-----------------------------------------------------------------------------------------------------
POOLS FOR RESEARCH
AND DEVELOPMENT OF
TRADERS
-----------------------------------------------------------------------------------------------------
Kenmar Venture
Partners L.P.(3)     *     03/87     N/A    2,625,000     544,484      N/A  (29.70)        (48.75)
-----------------------------------------------------------------------------------------------------
                                                                             10/89       11/90-4/92
-----------------------------------------------------------------------------------------------------
Oberdon Partners
L.L.C.             single   4/97    4/99    1,607,000           0        0  (20.65)        (30.16)
-----------------------------------------------------------------------------------------------------
                                                                              5/98        5/98-10/98
-----------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------



                             PERCENTAGE RATE OF RETURN (COMPUTED ON A
                                     COMPOUNDED MONTHLY BASIS)
-----------------------------------------------------------------------------
                        1997     1998     1999       2000      2001      2002
-----------------------------------------------------------------------------
MULTI-ADVISOR
POOLS
-----------------------------------------------------------------------------
Kenmar
Performance
Partners L.P.           (2.1)   18.88   (31.04)    (35.01)   (24.58)   (11.31)
-----------------------------------------------------------------------------
                                                                      (3 mos.)
-----------------------------------------------------------------------------
Kenmar Capital
Partners Ltd.           3.05    10.59   (15.01)      --        --       --
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
SINGLE ADVISOR
POOLS
-----------------------------------------------------------------------------
The Fulcrum Fund
LP "A" (1)             18.70    42.50   (12.01)    (25.49)     --       --
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
The Fulcrum Fund
LP (2)                 18.75    40.42   (12.87)    (25.35)   (23.35)     1.06
-----------------------------------------------------------------------------
                     (9 mos.)                                        (11 mos.)
-----------------------------------------------------------------------------
Dennis Friends &
Family L.P.             0.24    42.95    (7.74)    (30.42)     --       --
-----------------------------------------------------------------------------
                     (8 mos.)                    (10 mos.)
-----------------------------------------------------------------------------
Hirst Investment
Fund L.P.               3.31     9.54   (20.07)      2.31     (7.56)    --
-----------------------------------------------------------------------------
                     (3 mos.)                              (10 mos.)
-----------------------------------------------------------------------------
Hirst Investment
2X Fund LP             --        --     (27.58)     (8.62)     --       --
-----------------------------------------------------------------------------
                                      (10 mos.)   (3 mos.)
-----------------------------------------------------------------------------
POOLS FOR RESEARCH
AND DEVELOPMENT OF
TRADERS
----------------------------------------------------------------------------
Kenmar Venture
Partners L.P. (3)      36.00    (6.15)  (14.43)      5.62     (4.68)     2.40
----------------------------------------------------------------------------
                                                                     (11 mos.)
-----------------------------------------------------------------------------
Oberdon Partners
L.L.C.                 43.37   (16.55)    4.16       --        --        --
-----------------------------------------------------------------------------
                     (9 mos.)          (4 mos.)
-----------------------------------------------------------------------------

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

----------------------------

1 Formerly The Dennis Fund LP "A" and renamed the Fulcrum Fund LP "A" as of November 1, 2000. As of December 31, 2000, all "A" Shares were redeemed and an equivalent number of shares were issued by The Fulcrum Fund L.P.

2 Formerly The Dennis Fund LP "B" and renamed The Fulcrum Fund LP as of November 1, 2000.

3 Kenmar Venture Partners L.P. ceased being a Unit-based fund as of October 1, 2001. After October 1, 2001 Kenmar Venture Partners L.P. now utilizes a value based valuation of each limited partner's ownership interest.

FOOTNOTES TO PERFORMANCE INFORMATION

1.   Name of Pool.

2.   Type of Pool:

     "Single" means that the assets are managed by one commodity trading advisor.

     * Although multiple commodity trading advisors were used at certain times during the history of the pool, the pool may not have been a "multi-advisor pool" as defined by the CFTC due to the fact that one of those commodity trading advisors may have been allocated in excess of twenty-five percent of the pool's funds available for trading.

     ** Commenced trading as a single-advisor pool and assets were subsequently allocated to multiple trading advisors. The pool is not a "multi-advisor-pool" as defined by the CFTC for the reason discussed above.

3.   Start Date.

4. "Close Date" is the date the pool liquidated its assets and ceased to do business.

5. "Aggregate Subscript." is the aggregate of all amounts ever contributed to the pool, including investors who subsequently redeemed their investments.

6.   "Current Total NAV" is the Net Asset Value of the pool as of November 30,
     2002.

7. "Current NAV Per Unit" is the Current Net Asset Value of the pool divided by the total number of units (shares) outstanding as of November 30, 2002. Current NAV per Unit is based on the value of a hypothetical $1,000 unit ($1,050 for Kenmar Venture Partners L.P.) of investment over time.

     In the case of liquidated pools, the NAV per unit on the date of liquidation of the pool is set forth.

8. "% Worst Monthly Drawdown" is the largest single month loss sustained since inception of trading. "Drawdown" as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. "Drawdown" is measured on the basis of monthly returns only, and does not reflect intra-month figures.

9.   "Month" is the month of the % Worst Monthly Drawdown.

10. "% Worst Peak-to-Valley Drawdown" is the largest percentage decline in the Net Asset Value per Unit over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. "% Worst Peak-to-Valley Drawdown" represents the greatest percentage decline from any month-end Net Asset Value per Unit that occurs without such month-end Net Asset Value per Unit being equaled or exceeded as of a subsequent month-end. For example, if the Net Asset Value per Unit of a particular pool declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a "peak-to-valley drawdown" analysis conducted as of the end of April would consider that "drawdown" to be still continuing and to be $3 in amount, whereas if the Net Asset Value per Unit had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level.

11.  "Period" is the period of the "% Worst Peak-to-Valley Drawdown."

12.  "year-to-date" is the rate of return of the pool as of November 30, 2002.

                                  THE ADVISORS

            This Supplement revises and updates the performance information and the Notes to Performance Information regarding the Core Advisors as set forth on pages 88 through 91 of the Prospectus as follows:

                        WORST/BEST
                          MONTHLY                         ASSETS
                          RATE OF                          UNDER
                       RETURN/MONTHLY        WORST       MANAGEMENT     GENERAL
                          STANDARD      PEAK-TO-VALLEY     IN FUND     STRATEGY
                        DEVIATION(1)      DRAWDOWN(2)    PROGRAM(3)   CLASSIFICATION
                       --------------   --------------   ----------   --------------
CORE ADVISORS

Graham Capital          (7.16)%/13.87%     (11.54)%        $441.7    Longer-Term
   Management, L.P.(4)           3.96%   (11/01-4/02)      million   Technical,
   K4 Program at                                                     Trend Following
   Standard Leverage

   K4 Program at 150%  (10.15)%/19.91%     (16.35)%        $337.8    Longer-Term
   Leverage                      5.72%   (11/01-4/02)      million   Technical,
                                                                     Trend Following

Grinham Managed Funds    (4.49)%/9.48%     (24.73)%        $293.6    Shorter-Term
   Pty Ltd.                      3.32%    (8/97-4/99)      million   Technical
   Diversified Managed                                               Trend-Following
   Accounts Program

Transtrend B.V.         (9.47)%/19.57%     (11.62)%         $60.5    Longer-Term
   Diversified Trend             4.70%    (8/99-7/00)      million   Technical
   Program (Enhanced                                                 Trend-Following
   Risk Profile USD)


NON-CORE ADVISORS

Beacon Management      (18.30)%/20.07%     (46.50)%        $137.7    Longer-Term
   Corporation (5)               8.87%   (5/99-10/99)      million   Technical
    Meka Program                                                     Trend-Following

C-View International     (1.99)%/2.70%      (1.99)%         $29.8    Fundamental
   Limited                       3.48%   (10/01-10/01)     million
   3X Leverage Program

Dreiss Research        (28.29)%/19.34%     (47.36)%         $1.2     Longer-Term
   Corporation (5)               8.38%   (9/98-10/99)      million   Technical
   Global Diversified
   Program

EMC Capital            (13.64)%/11.90%     (15.12)%         $1.3     Long-Term
Management,                       5.4%   (11/01-2/02)      million   Trend-Following
   Inc.(5)
   2XL New Program

Gamma Capital            (7.27)%/9.59%      (22.3)%         $44.9    Fundamental
   Management LLC (5)            10.4%   (4/00-12/02)      million   (economically
   Gamma Program                                                     based)

                        WORST/BEST
                          MONTHLY                         ASSETS
                          RATE OF                          UNDER
                       RETURN/MONTHLY        WORST       MANAGEMENT     GENERAL
                          STANDARD      PEAK-TO-VALLEY     IN FUND     STRATEGY
                        DEVIATION(1)      DRAWDOWN(2)    PROGRAM(3)   CLASSIFICATION
                       --------------   --------------   ----------   --------------

Red Oak Advisors(5)    (23.72)%/32.01%     (37.30)%      $5 million  Fundamental
    Fundamental                 10.86%    (8/97-8/98)                (non-technical)
    Trading
    Program

Saxon Investment       (24.07)%/47.27%     (42.28)%      $13 million Medium and
   Corporation(5)               11.06%    (4/97-6/98)                Long-Term
   Aggressive                                                        Technical
   Diversified                                                       Trend-Following
   Program

Sunrise Capital         (10.30)%/9.54%     (21.15)%        $535.7    Longer-Term
Partners                         3.85%   (10/98-7/00)      million   Technical
   LLC(5)                                                            Trend-Following
   Expanded
   Diversified
   Program

Winton Capital         (12.97)%/16.04%     (31.09)%        $109.5    Longer-Term
   Management                    6.45%   (11/01-5/02)      million   Technical
   Limited(5)
   Diversified
   Trading Program

----------------------


(1) The Worst/Best Monthly Rate of Return represents the lowest and the highest monthly rate of return for the program traded for the Fund. Performance information is presented for the period from January 1, 1997 (or inception, if later) through November 30, 2002. Standard Deviation measures the degree of variation of returns around the mean (average) return. In general, the more variable an Advisor's historical returns, the greater risk that substantial losses have been included within the historical range of returns.

(2) The greatest cumulative percentage decline in month-end net asset value due to losses sustained by any account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

(3) Assets under management in the program traded for the Fund ("notional" funds excluded, except with respect to Graham Capital Management, L.P., which includes "notional" funds.)

(4) Graham Capital Management, L.P. trades either the K4 Program at Standard Leverage ("Standard Leverage") or the K4 Program at 150% Leverage ("150% Leverage") on behalf of the Fund. The Fund may not invest in both the Standard Leverage program and the 150% Leverage program simultaneously.

(5) The Fund has entered into an Advisory Agreement with each of the non-core Advisors listed above, but may or may not have assets allocated to such Advisors at anytime. Allocations to non-core Advisors are disclosed in the Fund's monthly reports.

---------------------
Leveraging

     Futures trading is highly leveraged, as is each Advisor's trading program. The Fund typically commits between 10% and 20% of its assets as margin for its trading. In considering the leverage at which the different Advisors trade and the volatility of their performance, prospective investors should recognize that due to the limited percentage of the Fund's trading assets allocated to each of them, none of the non-core Advisors, individually, is likely to have a material effect, over the short-term, on either the overall return or the overall performance volatility of the Fund. The non-core Advisors as a group can have a significant effect on performance. However, the likely performance non-correlation among at least certain of these Advisors reduces the likelihood of any major short-term effect.

     Any change by Kenmar in the leverage of the Fund is noted in the Fund's monthly reports.

NOTES TO PERFORMANCE INFORMATION

     In reviewing the descriptions of the Advisors' performance, prospective investors should understand that such performance is "net" of all fees and charges, and includes interest income applicable to the accounts comprising each composite performance summary. Such composite performance is not necessarily indicative of any individual account. In addition, particular conventions adopted by certain Advisors with respect to the calculation of the performance information set forth herein are described under the "Past Performance Information" section with respect to each Advisor.

1. Name of CTA is the name of the Advisor which directed the accounts included in the performance summary.

2. Name of program is the name of the trading program used by the Advisor in directing the accounts included in the performance summary.

3. Inception of client account trading by CTA is the date on which the relevant Advisor began directing client accounts.

4. Inception of client account trading in program is the date on which the relevant Advisor began directing client accounts pursuant to the program shown in the performance summary.

5. Number of open accounts is the number of accounts directed by the relevant Advisor pursuant to the program shown in the performance summary through November 30, 2002.

6. Aggregate assets (excluding "notional" equity) overall is the aggregate amount of actual assets under the management of the relevant Advisor in all programs operated by such Advisor through November 30, 2002.

7. Aggregate assets (including "notional" equity) overall is the aggregate amount of total equity, including "notional" equity, under the management of the relevant Advisor in all programs operated by such Advisor through November 30, 2002.

8. Aggregate assets (excluding "notional" equity) in program is the aggregate amount of actual assets under the management of the relevant Advisor in the program shown in the performance summary through November 30, 2002.

9. Aggregate assets (including "notional" equity) in program is the aggregate amount of total equity, including "notional" equity, under the management of the relevant Advisor in the program shown in the performance summary through November 30, 2002.

10. Largest monthly drawdown is the largest monthly percentage loss experienced by any account of the Advisor in the relevant program in any calendar month covered by the performance summary. "Loss" for these purposes is calculated on the basis of the loss experienced by each such account, expressed as a percentage of the total equity (including "notional" equity) of such account. Largest monthly drawdown information includes the month and year of such drawdown, and is through November 30, 2002.

11. Largest peak-to-valley drawdown is the largest percentage decline (after eliminating the effect of additions and withdrawals) experienced by any account of the Advisor in the relevant program during the period covered by the performance summary from any month-end net asset value, without such month-end net asset value being equaled or exceeded as of a subsequent month-end. Largest peak-to-valley drawdown is calculated on the basis of the loss experienced by each such account in the relevant program, expressed as a percentage of the total equity (including "notional" equity) in such account, and is through November 30, 2002.

12. Monthly rate of return for any month in the Advisors' performance summaries is, in general, the net performance of the relevant program divided by the beginning of the month net assets in such program.

     Monthly rates of return, in accordance with CFTC rules, are shown only for the specific programs to be traded by the Advisors for the Fund. In the accompanying performance descriptions, certain Advisors have adopted a method of computing rate of return and performance disclosure, referred to as the "Fully-Funded Subset" method, pursuant to an Advisory (the "Fully-Funded Subset Advisory") published in February 1993 by the CFTC. To qualify for the use of the Fully-Funded Subset method, the Fully-Funded Subset Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meet two tests which are designed to provide assurance that the Fully-Funded Subset and the resultant rates of return are representative of the particular trading program.

     The monthly rates of return for each Advisor, in certain cases, are calculated on the basis of assets under management including proprietary capital. However, the Advisors believe that the inclusion of such capital has had no material effect on their monthly rates of return.

13. Compound rate of return is calculated by multiplying on a compound basis each of the monthly rates of return and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are for the period indicated.

     Graham Capital Management, L.P. ("GCM") advises exempt commodity futures accounts for qualified eligible clients the performance of which is not included in GCM's performance information herein. GCM also advises accounts that do not trade commodity futures (such as accounts trading securities, non-exchange traded derivatives, etc.) the performance of which is not included herein.

     THE FOLLOWING FIGURES HAVE IN NO RESPECT BEEN ADJUSTED TO REFLECT THE CHARGES TO THE FUND. CERTAIN OF THE ACCOUNTS INCLUDED IN THE FOLLOWING PERFORMANCE SUMMARIES PAID FEES MATERIALLY DIFFERENT FROM, AND IN SOME CASES MATERIALLY LOWER THAN, THOSE CHARGED TO THE FUND.

CORE ADVISORS

     This Supplement revises and updates the performance tables "K4 Program at Standard Leverage," "K4 Program at 150% Leverage," "Proprietary Matrix Program," "Global Diversified Program at Standard Leverage," "Global Diversified Program at 150% Leverage," "Graham Selective Trading Program," "Fed Policy Program," "Discretionary Trading Group Program," "Non-Trend Based Program (Standard Leverage)," "Non-Trend Based Program (150% Leverage)," "International Financial Program," and "Natural Resource Program," as set forth on pages 101 through 107 of the Prospectus as follows:

                         GRAHAM CAPITAL MANAGEMENT, L.P.

K4 Program at Standard Leverage

     If GCM is trading this program on behalf of the Fund, then GCM may not simultaneously trade the K4 Program at 150% Leverage on behalf of the Fund. The following summary performance information and chart present the composite results of the K4 Program at Standard Leverage for the period from January 1999 through November 2002.

                 Name of CTA: Graham Capital Management, L.P.
               Name of program: K4 Program at Standard Leverage
          Inception of client account trading by CTA: February 1995
         Inception of client account trading in program: January 1999
                           Number of open accounts: 7
     Aggregate assets overall including "notional" equity: $1,890,274,000 Aggregate assets in program including "notional" equity: $441,745,000
                   Largest monthly drawdown: (7.16)% (4/01)
            Largest peak-to-valley drawdown: (11.54)% (11/01-4/02)
                   Number of accounts closed with profit: 1
                    Number of accounts closed with loss: 0

--------------------------------------------------------------------------------
Monthly              2002(%)         2001(%)         2000(%)         1999(%)
Performance
--------------------------------------------------------------------------------
January               1.01            2.37            1.94            0.82
--------------------------------------------------------------------------------
February             (1.14)           5.01           (4.73)           0.08
--------------------------------------------------------------------------------
March                (0.82)           9.08            1.75           (3.53)
--------------------------------------------------------------------------------
April                (6.41)          (7.16)           1.04            1.73
--------------------------------------------------------------------------------
May                   3.10            1.57           (2.27)           1.59
--------------------------------------------------------------------------------
June                  9.17           (0.49)          (3.89)           2.01
--------------------------------------------------------------------------------
July                  11.12          (4.07)           0.71           (2.51)
--------------------------------------------------------------------------------
August                5.38            4.36            2.40            3.84
--------------------------------------------------------------------------------
September             5.81            13.87           0.99            1.14
--------------------------------------------------------------------------------
October              (3.90)           7.54            1.44           (3.99)
--------------------------------------------------------------------------------
November             (1.07)          (5.99)           7.41            0.09
--------------------------------------------------------------------------------
December                              2.15            9.37            6.23
--------------------------------------------------------------------------------
Compound Rate         22.90           29.56           16.39           7.25
of Return          (11 months)
--------------------------------------------------------------------------------

      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE FUND'S ACCOUNT MAY BE TRADED PURSUANT TO THE FOREGOING PROGRAM,
         BUT NOT SIMULTANEOUSLY WITH THE K4 PROGRAM AT 150% LEVERAGE.

                [Remainder of page left blank intentionally.]

K4 Program at 150% Leverage

     If GCM is trading this program on behalf of the Fund, then GCM may not simultaneously trade the K4 Program at Standard Leverage on behalf of the Fund. The following summary performance information and chart present the composite results of the K4 Program at 150% Leverage for the period from January 1999 through November 2002.

                 Name of CTA: Graham Capital Management, L.P.
                 Name of program: K4 Program at 150% Leverage
          Inception of client account trading by CTA: February 1995 Inception of client account trading in program: June 1999
                           Number of open accounts: 9
     Aggregate assets overall including "notional" equity: $1,890,274,000 Aggregate assets in program including "notional" equity: $337,752,000
                  Largest monthly drawdown: (10.15)% (4/01)
            Largest peak-to-valley drawdown: (16.35)% (11/01-4/02)
                   Number of accounts closed with profit: 3
                    Number of accounts closed with loss: 1

--------------------------------------------------------------------------------
Monthly              2002(%)         2001(%)         2000(%)         1999(%)
Performance
--------------------------------------------------------------------------------
January               1.59            2.72            2.62             --
--------------------------------------------------------------------------------
February             (1.73)           7.49           (6.61)            --
--------------------------------------------------------------------------------
March                (1.48)           12.96           1.94             --
--------------------------------------------------------------------------------
April                (9.59)          (10.15)          0.98             --
--------------------------------------------------------------------------------
May                   5.46            2.61           (3.63)            --
--------------------------------------------------------------------------------
June                  15.32          (0.77)          (5.39)           2.70
--------------------------------------------------------------------------------
July                  17.43          (5.34)             *            (2.21)
--------------------------------------------------------------------------------
August                7.48            6.12              *             4.63
--------------------------------------------------------------------------------
September             8.66            19.91             *             1.20
--------------------------------------------------------------------------------
October              (6.09)           10.32             *            (5.55)
--------------------------------------------------------------------------------
November             (1.88)          (8.82)             *             0.82
--------------------------------------------------------------------------------
December                              3.54              *             7.60
--------------------------------------------------------------------------------
Compound Rate         36.66           43.14          (10.05)          8.96
of Return          (11 months)                     (6 months)      (7 months)
--------------------------------------------------------------------------------

* No client assets were traded pursuant to this program during the period from July 2000 through December 2000.

      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE FUND'S ACCOUNT MAY BE TRADED PURSUANT TO THE FOREGOING PROGRAM,
       BUT NOT SIMULTANEOUSLY WITH THE K4 PROGRAM AT STANDARD LEVERAGE.

                [Remainder of page left blank intentionally.]

Proprietary Matrix Program

     The following summary performance information presents the composite results of the Proprietary Matrix Program for the period from June 1999 through November 2002.

                 Name of CTA: Graham Capital Management, L.P.
                 Name of program: Proprietary Matrix Program
          Inception of client account trading by CTA: February 1995 Inception of client account trading in program: June 1999
                           Number of open accounts: 1
     Aggregate assets overall including "notional" equity: $1,890,274,000 Aggregate assets in program including "notional" equity: $259,114,000
                  Largest monthly drawdown: (11.16)% (11/01)
            Largest peak-to-valley drawdown: (15.71)% (11/01-4/02)
               2002 compound rate of return: 21.46% (11 months)
                       2001 compound rate of return: 6.77%
                     2000 compound rate of return: 15.94%
                1999 compound rate of return: 2.90% (7 months)
                        1998 compound rate of return: N/A
                        1997 compound rate of return: N/A

Global Diversified Program at Standard Leverage

     The following summary performance information presents the composite results of the Global Diversified Program at Standard Leverage for the period from January 1997 through November 2002.

                 Name of CTA: Graham Capital Management, L.P.
       Name of program: Global Diversified Program at Standard Leverage
          Inception of client account trading by CTA: February 1995
        Inception of client account trading in program: February 1995
                           Number of open accounts: 10
     Aggregate assets overall including "notional" equity: $1,890,274,000 Aggregate assets in program including "notional" equity: $317,470,000
                  Largest monthly drawdown: (10.12)% (11/01)
            Largest peak-to-valley drawdown: (16.40)% (11/01-4/02)
               2002 compound rate of return: 10.84% (11 months)
                     2001 compound rate of return: 7.02%
                     2000 compound rate of return: 15.83%
                     1999 compound rate of return: 5.12%
                     1998 compound rate of return: 12.20%
                     1997 compound rate of return: 6.04%


      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
 THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS ON
                                   THIS PAGE.

Global Diversified Program at 150% Leverage

     The following summary performance information presents the composite results of the Global Diversified Program at 150% Leverage for the period from May 1997 through November 2002.

                 Name of CTA: Graham Capital Management, L.P.
         Name of program: Global Diversified Program at 150% Leverage
          Inception of client account trading by CTA: February 1995
           Inception of client account trading in program: May 1997
                           Number of open accounts: 9
     Aggregate assets overall including "notional" equity: $1,890,274,000 Aggregate assets in program including "notional" equity: $194,558,000
                  Largest monthly drawdown: (15.77)% (11/01)
            Largest peak-to-valley drawdown: (24.27)% (11/01-4/02)
               2002 compound rate of return: 19.82% (11 months)
                      2001 compound rate of return: 12.16%
                      2000 compound rate of return: 24.33%
                       1999 compound rate of return: 6.17%
                     1998 compound rate of return: 17.00%
               1997 compound rate of return: 11.56% (8 months)


Graham Selective Trading Program

     The following summary performance information presents the composite results of the Graham Selective Trading Program for the period from January 1998 through November 2002.

                 Name of CTA: Graham Capital Management, L.P.
              Name of program: Graham Selective Trading Program
          Inception of client account trading by CTA: February 1995
         Inception of client account trading in program: January 1998
                           Number of open accounts: 2
     Aggregate assets overall including "notional" equity: $1,890,274,000 Aggregate assets in program including "notional" equity: $93,818,000
                  Largest monthly drawdown: (15.60)% (11/01)
           Largest peak-to-valley drawdown: (21.41)% (11/01 - 4/02)
               2002 compound rate of return: 21.32% (11 months)
                       2001 compound rate of return: 0.55%
                       2000 compound rate of return: 7.07%
                       1999 compound rate of return: 0.91%
                      1998 compound rate of return: 25.86%
                        1997 compound rate of return: N/A


      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
 THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS ON
                                   THIS PAGE.

Fed Policy Program

     The following summary performance information presents the composite results of the Fed Policy Program for the period from August 2000 through November 2002.

                 Name of CTA: Graham Capital Management, L.P.
                     Name of program: Fed Policy Program
          Inception of client account trading by CTA: February 1995
         Inception of client account trading in program: August 2000
                          Number of open accounts: 7
     Aggregate assets overall including "notional" equity: $1,890,274,000 Aggregate assets in program including "notional" equity: $338,673,000
                   Largest monthly drawdown: (3.41)% (1/02)
               Largest peak-to-valley drawdown: (3.41)% (1/02)
               2002 compound rate of return: 16.67% (11 months)
                     2001 compound rate of return: 16.88%
                2000 compound rate of return: 2.51% (5 months)
                        1999 compound rate of return: N/A
                        1998 compound rate of return: N/A
                        1997 compound rate of return: N/A

Discretionary Trading Group Program

            The following summary performance information presents the composite results of the Discretionary Trading Group Program for the period from January 1999 through November 2002.

                 Name of CTA: Graham Capital Management, L.P.
  Name of program: Discretionary Trading Group Program at Standard Leverage
          Inception of client account trading by CTA: February 1995
         Inception of client account trading in program: January 1999
                           Number of open accounts: 1
     Aggregate assets overall including "notional" equity: $1,890,274,000 Aggregate assets in program including "notional" equity: $22,285,000
                   Largest monthly drawdown: (2.22)% (8/99)
             Largest peak-to-valley drawdown: (4.18)% (6/99-8/99)
               2002 compound rate of return: 12.56% (11 months)
                      2001 compound rate of return: 15.55%
                       2000 compound rate of return: 8.20%
                      1999 compound rate of return: (1.03)%
                        1998 compound rate of return: N/A
                        1997 compound rate of return: N/A


      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
 THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS ON
                                   THIS PAGE.

Non-Trend Based Program (Standard Leverage)

     The following summary performance information presents the composite results of the Non-Trend Based Program (Standard Leverage) for the period from January 1999 through June 2001.

                 Name of CTA: Graham Capital Management, L.P.
        Name of program: Non-Trend Based Program at Standard Leverage
          Inception of client account trading by CTA: February 1995
         Inception of client account trading in program: January 1999
                           Number of open accounts: 0
     Aggregate assets overall including "notional" equity: $1,890,274,000
         Aggregate assets in program including "notional" equity: $0
                  Largest monthly drawdown: (5.01)% (10/99)
             Largest peak-to-valley drawdown: (9.52)% (1/01-6/01)
                      2002 compound rate of return: N/A
               2001 compound rate of return: (9.54)% (6 months)
                      2000 compound rate of return: 11.86%
                       1999 compound rate of return: 0.46%
                        1998 compound rate of return: N/A
                        1997 compound rate of return: N/A

Non-Trend Based Program (150% Leverage)

     The following summary performance information presents the composite results of the Non-Trend Based Program (150% Leverage) for the period from January 1999 through June 2001.

                  Name of CTA: Graham Capital Management, L.P.
           Name of program: Non-Trend Based Program at 150% Leverage Inception of client account trading by CTA: February 1995 Inception of client account trading in program: June 1999
                           Number of open accounts: 0
     Aggregate assets overall including "notional" equity: $1,890,274,000
         Aggregate assets in program including "notional" equity: $0
                  Largest monthly drawdown: (8.42)% (10/99)
            Largest peak-to-valley drawdown: (14.33)% (6/99-10/99)
                      2002 compound rate of return: N/A
              2001 compound rate of return: (12.95)% (6 months)
                     2000 compound rate of return: 21.01%
               1999 compound rate of return: (9.67)% (7 months)
                        1998 compound rate of return: N/A
                        1997 compound rate of return: N/A

      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
 THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS ON
                                   THIS PAGE.

International Financial Program

     The following summary performance information presents the composite results of the International Financial Program for the period from January 1997 through December 1998.

                 Name of CTA: Graham Capital Management, L.P.
               Name of program: International Financial Program
          Inception of client account trading by CTA: February 1995
         Inception of client account trading in program: January 1996
                           Number of open accounts: 0
     Aggregate assets overall including "notional" equity: $1,890,274,000
         Aggregate assets in program including "notional" equity: $0
                   Largest monthly drawdown: (8.41)% (6/98)
            Largest peak-to-valley drawdown: (18.07)% (4/98-6/98)
                        2002 compound rate of return: N/A
                        2001 compound rate of return: N/A
                        2000 compound rate of return: N/A
                        1999 compound rate of return: N/A
                       1998 compound rate of return: 8.15%
                       1997 compound rate of return: 5.14%

Natural Resource Program

     The following summary performance information presents the composite results of the Natural Resource Program for the period from January 1997 through December 1998.

                 Name of CTA: Graham Capital Management, L.P.
                  Name of program: Natural Resource Program
          Inception of client account trading by CTA: February 1995
        Inception of client account trading in program: September 1996
                           Number of open accounts: 0
     Aggregate assets overall including "notional" equity: $1,890,274,000
         Aggregate assets in program including "notional" equity: $0
                  Largest monthly drawdown: (6.68)% (10/97)
            Largest peak-to-valley drawdown: (19.22)% (2/97-11/97)
                        2002 compound rate of return: N/A
                        2001 compound rate of return: N/A
                        2000 compound rate of return: N/A
                        1999 compound rate of return: N/A
                       1998 compound rate of return: 4.71%
                     1997 compound rate of return: (15.22)%

      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
 THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS ON
                                   THIS PAGE.

Global FX Program

     The following summary performance information presents the composite results of the Global FX Program for the period from January 1997 through December 2001.

                 Name of CTA: Graham Capital Management, L.P.
                      Name of program: Global FX Program
          Inception of client account trading by CTA: February 1995
           Inception of client account trading in program: May 1997
                          Number of open accounts: 0
     Aggregate assets overall including "notional" equity: $1,890,274,000
         Aggregate assets in program including "notional" equity: $0
                   Largest monthly drawdown: (5.84)% (7/01)
            Largest peak-to-valley drawdown: (13.62)% (1/01-10/01)
                        2002 compound rate of return: N/A
                      2001 compound rate of return: (8.47)%
                       2000 compound rate of return: 3.62%
                       1999 compound rate of return: 1.37%
                      1998 compound rate of return: (3.52)%
                       1997 compound rate of return: 5.19%

      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
   THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAM ON
                                   THIS PAGE.

                 [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

                         GRINHAM MANAGED FUNDS PTY. LTD.

     This Supplement revises and updates the performance tables "Diversified Managed Accounts Program" and "Small Managed Accounts Program" as set forth on pages 112 through 113 of the Prospectus as follows:

Diversified Managed Accounts Program

     Grinham trades this program on behalf of the Fund. The following summary performance information and chart present the composite performance results of Grinham's Diversified Managed Accounts Program for the period from January 1997 through November 2002.

                 Name of CTA: Grinham Managed Funds Pty Ltd.
                Name of program: Diversified Managed Accounts
          Inception of client account trading by CTA: September 1993
        Inception of client account trading in program: September 1993
                           Number of open accounts: 34
     Aggregate (excluding "notional" equity) assets overall: $293,612,231 Aggregate (including "notional" equity) assets overall: $724,096,099
   Aggregate assets (excluding "notional" equity) in program: $293,612,231 Aggregate assets (including "notional" equity) in program: $724,096,099
                   Largest monthly drawdown: (8.16)% (2/98)
            Largest peak-to-valley drawdown: (24.73)% (8/97-4/99)
                   Number of profitable closed accounts: 58
                  Number of unprofitable closed accounts: 29


================================================================================
    Monthly      2002(%)   2001(%)   2000(%)     1999(%)     1998(%)    1997(%)
  Performance
--------------------------------------------------------------------------------
January            (0.83)   (2.90)     7.38       (2.13)      3.52       2.19
--------------------------------------------------------------------------------
February           (3.87)   1.42       (0.35)     (0.35)      (3.55)     5.79
--------------------------------------------------------------------------------
March              3.70     6.13       (0.74)     (0.79)      (4.49)     3.81
--------------------------------------------------------------------------------
April              (0.73)   0.15       (0.43)     (2.68)      (1.54)     3.90
--------------------------------------------------------------------------------
May                0.82     1.94       1.61       2.08        0.73       3.25
--------------------------------------------------------------------------------
June               7.87     1.18       (1.08)     0.69        0.95       2.19
--------------------------------------------------------------------------------
July               2.79     2.47       (1.24)     2.32        2.82       5.12
--------------------------------------------------------------------------------
August             2.09     1.69       (1.97)     (3.45)      9.48       0.33
--------------------------------------------------------------------------------
September          3.34     5.50       0.93       (0.91)      3.96       (0.26)
--------------------------------------------------------------------------------
October            (1.41)   3.07       (0.31)     (0.30)      0.42       0.35
--------------------------------------------------------------------------------
November           (1.40)   (3.90)     5.52       2.63        1.19       (3.83)
--------------------------------------------------------------------------------
December                    (1.66)     2.29       0.72        0.80       (1.18)
--------------------------------------------------------------------------------
Compound Rate      12.48    15.57      11.43      (2.35)      14.46      23.42
of Return        (11 months)
================================================================================


      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                [Remainder of page left blank intentionally.]

Small Managed Accounts Program

     The following summary performance information presents the composite performance results of Grinham's Small Managed Accounts Program for the period from January 1997 through its cessation of trading in February 2000.

                 Name of CTA: Grinham Managed Funds Pty Ltd.
                   Name of Program: Small Managed Accounts
          Inception of client account trading by CTA: September 1993
        Inception of client account trading in program: September 1993
                           Number of open accounts: 0
     Aggregate assets (excluding "notional" equity) overall: $293,612,231 Aggregate assets (including "notional" equity) overall: $724,096,099
        Aggregate assets (excluding "notional" equity) in program: $0
        Aggregate assets (including "notional" equity) in program: $0
                  Largest monthly drawdown: (13.96)% (2/98)
            Largest peak-to-valley drawdown: (36.04)% (7/97-3/98)
                        2002 compound rate of return: N/A
                        2001 compound rate of return: N/A
                 2000 compound rate of return: 7.36% (2 months)
                      1999 compound rate of return: (8.27)%
                       1998 compound rate of return: 9.76%
                      1997 compound rate of return: (8.13)%

      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
  THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAM ON
                                   THIS PAGE.

                [Remainder of page left blank intentionally.]

                                TRANSTREND, B.V.

     This Supplement revises and updates the performance tables "Diversified Trend Program - Enhanced Risk Profile (U.S. Dollar Accounts Subset)," "Diversified Trend Program (Enhanced Risk Subset (USD accounts) Composite - `Notional' Equity Included)," "Diversified Trend Program - Enhanced Risk Profile (Euro Accounts Subset)," "Diversified Trend Program - Enhanced Risk Profile (Swiss Francs Account Subset),""Diversified Trend Program - Standard Risk Profile (U.S. Dollar Accounts Subset)," "Diversified Trend Program - Standard Risk Profile (Euro Accounts Subset)," "ComBo Program - ComboLogic (Euros)," and "ComBo Program - ComboBasic (Euros)" as set forth on pages 119 through 126 of the Prospectus as follows:

Diversified Trend Program -- Enhanced Risk Profile (U.S. Dollar Accounts
Subset)

     Transtrend trades this program on behalf of the Fund. The following summary performance information and chart reflect the results of the Enhanced Risk Profile individual US dollar accounts of Transtrend's Diversified Trend Program on the basis of actual funds for the period from January 1997 through November 2002.

                          Name of CTA: Transtrend, B.V.
   Name of program: Diversified Trend Program-- Enhanced Risk Profile (USD
                                    accounts)
           Inception of client account trading by CTA: October 1993
         Inception of client account trading in program: January 1995
                         Number of open accounts: 11
      Aggregate assets overall excluding "notional" equity: $206,156,502
      Aggregate assets overall including "notional" equity: $482,913,452 Aggregate assets in program excluding "notional" equity: $60,404,979
    Aggregate assets in program including "notional" equity: $188,151,161
                  Largest monthly drawdown: (37.34)% (10/97)
            Largest peak-to-valley drawdown: (40.71)% (10/98-7/00)
                   Number of accounts closed with profit: 7
                    Number of accounts closed with loss: 2


-------------------------------------------------------------------------------------------------------
Account No.  Inception   Actual Funds     Compound Annual         Largest              Largest
                 of        November           Rate of             Monthly           Peak-to-Valley
              Trading      30, 2002           Return              Drawdown             Drawdown
-------------------------------------------------------------------------------------------------------
  1.           1/95          $0        1999:  23.70% (7 mos.)  (37.34)% (10/97)   (37.34)% (10/97)
                                       1998:  59.75%
                                       1997: 160.55%

-------------------------------------------------------------------------------------------------------
  2.           2/97          $0        1999:   0.55% (7 mos.)   (8.24)% (10/97)   (11.55)% (10/98-5/99)
                                       1998:  22.50%
                                       1997:  13.85% (11 mos.)
-------------------------------------------------------------------------------------------------------
  3.           3/97          $0        2000: (6.47)% (10 mos.)  (25.66)% (10/99)  (40.71)% (10/98-7/00)
                                       1999: (23.83)%
                                       1998: 41.22%
                                       1997: 46.34% (10 mos.)
-------------------------------------------------------------------------------------------------------
  4.           3/97          $0        1997: (15.45)% (3 mos.)  (11.65)% (4/97)   (15.45)% (3/97-5/97)
-------------------------------------------------------------------------------------------------------
  5.           4/97     $736,827.35    2002: 22.57% (11 mos.)   (28.80)% (10/97)  (34.40)% (9/98-7/00)
                                       2001: 23.53%
                                       2000: 21.15%
                                       1999: (25.16)%
                                       1998: 23.33%
                                       1997: 47.71% (9 mos.)
-------------------------------------------------------------------------------------------------------
  6.           5/97          $0        1997: 42.31% (8 mos.)    (21.83)% (10/97)  (21.83)% (10/97)
-------------------------------------------------------------------------------------------------------
  7.           1/98          $0        2001: 31.12%             (12.29)% (10/99)  (18.40)% (1/99-7/00)
                                       2000: 8.37%
                                       1999: (8.96)%
                                       1998: 26.68%
-------------------------------------------------------------------------------------------------------
  8.           6/98          $0        2000: (13.83)% (9 mos.)  (13.71)% (10/99)  (28.04)% (1/99-7/00)
                                       1999: (15.06)%
                                       1998: 15.49% (7 mos.)
-------------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------
Account No.  Inception   Actual Funds     Compound Annual         Largest              Largest
                 of        November           Rate of             Monthly           Peak-to-Valle
              Trading      30, 2002           Return              Drawdown             Drawdown
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
  9.           6/98          $0        2001: 0.27% (2 mos.)     (13.81)% (7/98)   (25.59)% (6/98-7/98)
                                       2000: 11.69%
                                       1999: (16.84)%
                                       1998: 30.37% (7 mos.)
-------------------------------------------------------------------------------------------------------
  10.          6/98         $0         1999: (12.68)% (9 mos.)  (13.48)% (7/98)   (16.15)% (1/99-5/99)
                                       1998: 42.59% (7 mos.)
-------------------------------------------------------------------------------------------------------
  11.          12/99    $5,272,726.74  2002: 8.72% (11 mos.)    (4.23)% (11/01)   (6.53)% (2/00-7/00)
                                       2001: 17.88%
                                       2000: 6.00% (7 mos.)
                                       1999: 1.02% (1 month)
-------------------------------------------------------------------------------------------------------
  12.          4/01    $15,410,829.58  2002: 64.83% (11 mos.)   (10.35)% (11/01)  (17.73)% (10/02-11/02)
                                       2001: 97.36% (9 mos.)
-------------------------------------------------------------------------------------------------------
  13.          9/01   $10,400,673.88   2002: 14.30% (11 mos.)   (4.11)% (11/01)   (4.36)% (10/02-11/02)
                                       2001: 9.94% (4 mos.)
-------------------------------------------------------------------------------------------------------
  14.          2/02   $11,307,941.94   2002: 78.27% (10 mos.)   (10.81)% (10/02)  (18.08)% (10/02-11/02)
-------------------------------------------------------------------------------------------------------
  15.          4/02    $287,680.24     2002: 27.95% (8 mos.)    (10.89)% (4/02)   (10.89)% (4/02)
-------------------------------------------------------------------------------------------------------
  16.          5/02    $733,007.85     2002: 73.39% (7 mos.)    (15.14)% (10/02)  (25.92)% (10/02-11/02)
-------------------------------------------------------------------------------------------------------
  17.          6/02   $3,311,235.88    2002: 53.50% (6 mos.)    (10.23)% (10/02)  (15.19)% (10/02-11/02)
-------------------------------------------------------------------------------------------------------
  18.          6/02   $1,282,143.83    2002: 25.75% (6 mos.)    (5.64)% (10/02)   (8.43)% (10/02-11/02)
-------------------------------------------------------------------------------------------------------
  19.          7/02   $10,133,995.73   2002: 8.75% (5 mos.)     (5.19)% (10/02)   (8.35)% (10/02-11/02)
-------------------------------------------------------------------------------------------------------
  20.          11/02  $1,527,915.56    2002: (4.51)% (1 month)  (4.51)% (11/02)   (4.51)% (11/02)
-------------------------------------------------------------------------------------------------------


               PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                     [Remainder of page left blank intentionally.]

Diversified Trend Program (Enhanced Risk Subset (USD accounts) Composite -- "Notional" Equity Included)

     The following summary chart constitutes supplemental information and reflects the composite pro forma performance results of the program traded on behalf of the Fund. Based on aggregate nominal account size ("notional" equity included) for the period from January 1997 through November 2002, the largest monthly drawdown was (9.47)% (10/97) and the largest peak-to-valley drawdown was (11.62)% (8/99-7/00).

--------------------------------------------------------------------------------
Monthly        2002(%)    2001(%)    2000(%)    1999(%)     1998(%)    1997(%)
Performance
--------------------------------------------------------------------------------
January      (1.17)      0.72       1.55       (3.86)     0.25        9.64
--------------------------------------------------------------------------------
February     (0.69)      0.60       (1.99)     1.22       0.21        5.12
--------------------------------------------------------------------------------
March        2.00        6.75       (2.29)     (2.77)     2.79        (2.17)
--------------------------------------------------------------------------------
April        (0.99)      (1.48)     0.14       3.11       (5.43)      (4.07)
--------------------------------------------------------------------------------
May          2.34        1.29       2.52       (3.10)     3.55        (0.62)
--------------------------------------------------------------------------------
June         8.41        (1.36)     (2.44)     4.51       1.36        0.20
--------------------------------------------------------------------------------
July         5.97        4.72       (0.77)     1.95       (4.75)      19.27
--------------------------------------------------------------------------------
August       2.78        2.37       1.81       (2.51)     19.57       1.02
--------------------------------------------------------------------------------
September    3.44        7.82       0.62       0.63       1.93        1.87
--------------------------------------------------------------------------------
October      (2.72)      1.07       2.54       (6.82)     0.86        (8.58)
--------------------------------------------------------------------------------
November     (1.71)      (3.12)     5.97       1.84       (1.06)      5.72
--------------------------------------------------------------------------------
December                 4.86       4.47       4.29       2.70        7.95
--------------------------------------------------------------------------------
Compound     18.44       26.36      12.39      (2.21)     21.94       37.92
Rate of      (11 mos.)
Return
--------------------------------------------------------------------------------

      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                [Remainder of page left blank intentionally.]

Diversified Trend Program -- Enhanced Risk Profile (Euro Accounts Subset)

     The following summary performance information reflects the performance results of the Enhanced Risk Profile of Transtrend's Diversified Trend Program for accounts denominated in Euros based on actual funds for the period from August 1999 through November 2002.

                          Name of CTA: Transtrend, B.V.
Name of program: Diversified Trend Program - Enhanced Risk Profile Euro Accounts
           Inception of client account trading by CTA: October 1993
         Inception of client account trading in program: August 1999
                           Number of open accounts: 5
     Aggregate assets (excluding "notional" equity) overall: $206,156,502 Aggregate assets (including "notional" equity) overall: $482,913,452
  Aggregate assets (excluding "notional" equity) in program: Euro 81,397,217 Aggregate assets (including "notional" equity) in program: Euro 40,258,990
                  Largest monthly drawdown: (12.23)% (11/02)
           Largest peak-to-valley drawdown: (20.87)% (10/02-11/02)


--------------------------------------------------------------------------------------------------------------
          Inception      Actual Funds         Compound Annual           Largest             Largest
Account       of         November 30,              Rate                 Monthly          Peak-to-Valley
  No.      Trading          2002                of Return               Drawdown            Drawdown
--------------------------------------------------------------------------------------------------------------
  1.        8/99      Euro 7,680,188.74    2002: 24.69% (11 mos.)    (11.58)% (10/99)   (18.26)% (8/99-7/00)
                                           2001: 38.19%
                                           2000:  6.39%
                                           1999: (9.90)% (5 mos.)
--------------------------------------------------------------------------------------------------------------
  2.       10/01      Euro 7,008,675.10    2002: 54.32% (11 mos.)    (10.97)% (11/01)   (17.75)% (10/02-11/02)
                                           2001: 17.45% (3 mos.)
--------------------------------------------------------------------------------------------------------------
  3.       11/01      Euro 1,100,962.57    2002: 94.08% (11 mos.)    (12.23)% (11/02)   (20.87)% (10/02-11/02)
                                           2001: 12.22% (2  mos.)
--------------------------------------------------------------------------------------------------------------
  4.        1/02      Euro 23,241,256.70   2002: 20.86% (11 mos.)    (2.93)% (10/02)     (4.81)% (10/02-11/02)
--------------------------------------------------------------------------------------------------------------
  5.        3/02      Euro 1,227,907.10    2002: 88.20% (9 mos.)     (9.46)% (10/02)    (17.32)% (10/02-11/02)
--------------------------------------------------------------------------------------------------------------


          PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
      THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAM ON
                                       THIS PAGE.

                    [Remainder of page left blank intentionally.]

Diversified Trend Program -- Enhanced Risk Profile (Swiss Francs Account
Subset)

     The following summary performance information reflects the performance results of the Enhanced Risk Profile of Transtrend's Diversified Trend Program for accounts denominated in Swiss Francs based on actual funds for the period from September through November 2002.

                          Name of CTA: Transtrend, B.V.
    Name of program: Diversified Trend Program - Enhanced Risk Profile Swiss
                                 Francs Account
            Inception of client account trading by CTA: October 1993
         Inception of client account trading in program: September 2002
                           Number of open accounts: 1
      Aggregate assets (excluding "notional" equity) overall: $206,156,502
      Aggregate assets (including "notional" equity) overall: $482,913,452
           Aggregate assets (excluding "notional" equity) in program:
                            Swiss Francs 11,725,833
           Aggregate assets (including "notional" equity) in program:
                            Swiss Francs 26,000,000
                  Largest monthly drawdown: (4.98)% (10/02)
            Largest peak-to-valley drawdown: (9.04)% (10/02-11/02)


------------------------------------------------------------------------------------------------------------------------
          Inception      Actual Funds              Compound Annual              Largest               Largest
Account       of         November 30,                   Rate                    Monthly            Peak-to-Valley
  No.      Trading          2002                     of Return                  Drawdown              Drawdown
------------------------------------------------------------------------------------------------------------------------

1.          9/02      Swiss Francs 11,725,833.43     2002: 0.45%  (3 mos.)    (4.98)% (10/02)     (9.04)% (10/02-11/02)
------------------------------------------------------------------------------------------------------------------------


          PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
      THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAM ON
                                       THIS PAGE.

                    [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY.]

Diversified Trend Program -- Standard Risk Profile (U.S. Dollar Accounts Subset)

     The following summary performance information reflects the performance results of the Standard Risk Profile for USD accounts of Transtrend's Diversified Trend Program based on actual funds for the period from January 1997 through November 2002.

                          Name of CTA: Transtrend, B.V.
   Name of program: Diversified Trend Program-- Standard Risk Profile (USD
                                    accounts)
           Inception of client account trading by CTA: October 1993
         Inception of client account trading in program: October 1993
                           Number of open accounts: 9
     Aggregate assets (excluding "notional" equity) overall: $206,156,502 Aggregate assets (including "notional" equity) overall: $482,913,452
    Aggregate assets (excluding "notional" equity) in program: $49,185,046 Aggregate assets (including "notional" equity) in program: $89,350,990
                  Largest monthly drawdown: (20.88)% (10/97)
            Largest peak-to-valley drawdown: (36.67)% (1/99-7/00)



-----------------------------------------------------------------------------------------------------------------
          Inception      Actual Funds        Compound Annual              Largest               Largest
Account       of         November 30,             Rate                    Monthly            Peak-to-Valley
  No.      Trading          2002               of Return                  Drawdown              Drawdown
-----------------------------------------------------------------------------------------------------------------
1.          10/93       $12,651,499.51       2002: 30.68% (11 mos.)    (20.36)% (10/97)    (26.82)% (10/98-7/00)
                                             2001: 44.70%
                                             2000: 6.06%
                                             1999: (12.98)%
                                             1998: 37.96%
                                             1997: 63.63%
-----------------------------------------------------------------------------------------------------------------
2.           7/94            $0              2000: 1.22% (1 month)     (15.79)% (10/97)    (21.82)% (10/98-10/99)
                                             1999: (13.61)%
                                             1998: 27.90%
                                             1997: 45.60%
-----------------------------------------------------------------------------------------------------------------
3.           1/95            $0              1999: (10.90)% (3 mos.)   (15.55)% (10/97)    (15.55)% (10/97)
                                             1998: 30.12%
                                             1997: 33.26%
-----------------------------------------------------------------------------------------------------------------
4.          10/95            $0              1997: (6.05)% (6 mos.)    (8.71)%  (3/97)     (17.12)% (3/97-5/97)
-----------------------------------------------------------------------------------------------------------------
5.          10/95        $4,976,231.59       2002: 26.21% (11 mos.)    (15.72)% (10/97)    (24.49)% (10/98-7/00)
                                             2001: 36.83%
                                             2000: 3.93%
                                             1999: (13.80)%
                                             1998: 29.08%
                                             1997: 32.17%
-----------------------------------------------------------------------------------------------------------------
6.          11/95            $0              2001: 11.82% (8 mos.)     (9.68)%  (10/99)    (18.34)% (3/97-6/97)
                                             2000: 2.05%
                                             1999: (8.87)%
                                             1998: 20.03%
                                             1997:  4.48%
-----------------------------------------------------------------------------------------------------------------
7.           1/96            $0              1999: (4.50)% (6 mos.)   (14.67)%  (10/97)     (14.67)% (10/97)
                                             1998: 30.76%
                                             1997: 46.13%
-----------------------------------------------------------------------------------------------------------------
8.           3/96            $0              1999: (4.68)% (9 mos.)   (9.50)%   (10/97)     (9.96)% (8/97-10/97)
                                             1998: 15.39%
                                             1997: 21.55 %
-----------------------------------------------------------------------------------------------------------------


      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
  THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAM ON
                                   THIS PAGE.


-----------------------------------------------------------------------------------------------------------------
          Inception      Actual Funds        Compound Annual              Largest               Largest
Account       of         November 30,             Rate                    Monthly            Peak-to-Valley
  No.      Trading          2002               of Return                  Drawdown              Drawdown
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
 9.         3/96           $0                1999: (10.84)% (9 mos.)   (18.40)% (10/97)    (18.40)% (10/97)
                                             1998: 34.76%
                                             1997: 15.10%
-----------------------------------------------------------------------------------------------------------------
10.        10/96            $0               1999: (12.29)%            (10.30)% (10/99)    (18.74)% (10/98-10/99)
                                             1998: 16.54%
                                             1997: 19.28%
-----------------------------------------------------------------------------------------------------------------
11.        11/96       $1,485,882.56         2002: 15.75% (11 mos.)    (10.34)% (10/97)    (19.00)% (10/98-7/00)
                                             2001: 21.08%
                                             2000: 4.48%
                                             1999: (10.91)%
                                             1998: 20.17%
                                             1997: 22.23%
-----------------------------------------------------------------------------------------------------------------
12.         11/96           $0               2000: (0.01)% (2 mos.)    (11.59)% (10/99)    (18.90)% (10/98-10/99)
                                             1999: (9.89)%
                                             1998: 18.04%
                                             1997: 37.48%
-----------------------------------------------------------------------------------------------------------------
13.          1/97           $0               1997: 13.10%  (11 mos.)   (20.88)% (10/97)    (25.38)% (3/97-5/97)
-----------------------------------------------------------------------------------------------------------------
14.          4/97           $0               2000: 5.29%               (14.53)% (10/99)    (27.68)% (10/98-7/00)
                                             1999: (15.18)%
                                             1998: 41.38%
                                             1997: 34.11% (9 mos.)
-----------------------------------------------------------------------------------------------------------------
15.          7/97           $0               2000: (5.62)% (6 mos.)    (11.58)% (10/99)    (17.55)% (10/98-10/99)
                                             1999: (7.38)%
                                             1998: 12.54%
                                             1997: 18.18% (6 mos.)
-----------------------------------------------------------------------------------------------------------------
16.          7/97           $0               2000: (17.83)% (8 mos.)   (19.50)% (10/97)    (36.67)% (1/99-7/00)
                                             1999: (21.77)%
                                             1998: 23.06%
                                             1997: 42.56% (6 mos.)
-----------------------------------------------------------------------------------------------------------------
17.          9/97      $1,507,814.65         2002: 16.51% (11 mos.)    (13.93)% (10/97)    (21.03)% (11/98-7/00)
                                             2001: 22.16%
                                             2000: 2.14%
                                             1999: (11.16)%
                                             1998: 21.44%
                                             1997: 5.96% (4 mos.)
-----------------------------------------------------------------------------------------------------------------
18.         10/97      $6,312,623.44         2002: 20.49% (11 mos.)    (19.26)% (10/97)    (31.77)% (10/98-7/00)
                                             2001: 52.45%
                                             2000: 13.44%
                                             1999: (17.76)%
                                             1998: 34.98%
                                             1997: 8.57% (3 mos.)
-----------------------------------------------------------------------------------------------------------------
19.          4/98           $0               1998: 4.97% (9 mos.)      (4.26)%  (4/98)      (5.81)% (4/98-7/98)
-----------------------------------------------------------------------------------------------------------------
20.          4/98           $0               1999: (12.06)% (4 mos.)   (18.57)% (4/98)     (23.15)% (4/98-7/98)
                                             1998:  25.09%  (9 mos.)
-----------------------------------------------------------------------------------------------------------------
21.         11/98           $0               2001: 19.24%              (11.76)% (10/99)    (22.48)% (11/98-7/00)
                                             2000: 5.13%
                                             1999: (14.44)%
                                             1998: (0.92)% (2 mos.)
-----------------------------------------------------------------------------------------------------------------
22.         11/98           $0               1999: (12.90)% (11 mos.)  (13.14)% (10/99)    (21.31)% (11/98-10/99)
                                             1998: (5.27)% (2 mos.)
-----------------------------------------------------------------------------------------------------------------
23.         11/98      $785,808.89           2002: 18.41% (11 mos.)    (16.56)% (10/99)    (25.51)% (11/98-7/00)
                                             2001: 15.32%
                                             2000: 7.45%
                                             1999: (16.58)%
                                             1998: (0.55)% (2 mos.)
-----------------------------------------------------------------------------------------------------------------
24.          5/00      $14,836,368.05        2002: 5.61% (11 mos.)     (2.77)%  (11/01)    (3.48)% (10/02-11/02)
                                             2001: 12.63%
                                             2000: 10.65% (8 mos.)
-----------------------------------------------------------------------------------------------------------------
25.          7/02      $2,976,952.71         2002: 2.87% (5 mos.)      (1.19)%  (10/02)    (1.95)% (10/02-11/02)
-----------------------------------------------------------------------------------------------------------------
26.          9/02      $3,651,864.12         2002: (1.14)% (3 mos.)    (1.73)%  (10/02)    (2.61)% (10/02-11/02)
-----------------------------------------------------------------------------------------------------------------


      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
  THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAM ON
                                   THIS PAGE.

Diversified Trend Program -- Standard Risk Profile (Euro Accounts Subset)

     The following summary performance information reflects the composite performance results of the Standard Risk Profile of Transtrend's Diversified Trend Program for accounts denominated in Euros based on actual funds for the period from February 1999 through November 2002.

                          Name of CTA: Transtrend, B.V.
   Name of program: Diversified Trend Program - Standard Risk Profile Euro
                                    Accounts
           Inception of client account trading by CTA: October 1993
        Inception of client account trading in program: February 1999
                           Number of open accounts: 12
     Aggregate assets (excluding "notional" equity) overall: $206,156,502 Aggregate assets (including "notional" equity) overall: $482,913,452
  Aggregate assets (excluding "notional" equity) in program: Euro 48,831,142 Aggregate assets (including "notional" equity) in program: Euro 107,841,262
                  Largest monthly drawdown: (14.34)% (10/99)
            Largest peak-to-valley drawdown: (23.14)% (8/99-7/00)



--------------------------------------------------------------------------------------------------------------
          Inception      Actual Funds         Compound Annual           Largest             Largest
Account       of         November 30,              Rate                 Monthly          Peak-to-Valley
  No.      Trading          2002                of Return               Drawdown            Drawdown
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
 1.         2/99     Euro 4,117,895.14     2002: 15.10% (11 mos.)   (11.79)% (10/99)    (16.26)% (8/99-7/00)
                                           2001: 19.79%
                                           2000: 5.62%
                                           1999: (6.46)% (11 mos.)
--------------------------------------------------------------------------------------------------------------
 2.         4/99     Euro 2,990,934.97     2002: 24.36% (11 mos.)   (14.34)% (10/99)    (23.14)% (8/99-7/00)
                                           2001: 36.32%
                                           2000: 1.22%
                                           1999: (3.57)% (9 mos.)
--------------------------------------------------------------------------------------------------------------
 3.         4/99     Euro 3,445,463.38     2002: 16.14% (11 mos.)   (10.97)% (10/99)    (17.30)% (8/99-7/00)
                                           2001: 20.89%
                                           2000: 1.05%
                                           1999: (0.71)% (9 mos.)
--------------------------------------------------------------------------------------------------------------
 4.         7/99     Euro 6,839,835.66     2002: 24.27% (11 mos.)   (13.91)% (10/99)    (22.94)% (8/99-7/00)
                                           2001: 39.10%
                                           2000: 0.60%
                                           1999: (8.04)% (6 mos.)
--------------------------------------------------------------------------------------------------------------
 5.         10/99    Euro 5,929,591.48     2002: 13.46% (11 mos.)   (6.79)% (10/99)     (8.76)% (10/99-7/00)
                                           2001: 17.49%
                                           2000: 5.91%
                                           1999: (2.55)% (3 mos.)
--------------------------------------------------------------------------------------------------------------
 6.         10/99    Euro 0.00             2000: (9.05)% (9 mos.)   (10.61)% (10/99)    (21.96)% (10/99-7/00)
                                           1999: (10.09)% (3 mos.)
--------------------------------------------------------------------------------------------------------------
 7.          1/00    Euro 2,701,978.37     2002: 13.72% (11 mos.)    (3.33)% (6/00)      (8.39)% (2/00-7/00)
                                           2001: 17.87%
                                           2000: 7.47%
--------------------------------------------------------------------------------------------------------------
 8.          3/00    Euro 0.00             2000: (3.77)% (1 mo.)     (3.77)% (3/00)      (3.77)% (3/00)
--------------------------------------------------------------------------------------------------------------
 9.          12/00   Euro 0.00             2002: 8.00% (10 mos.)     (1.98)% (4/01)      (2.32)% (4/01-6/01)
                                           2001: 10.54%
                                           2000: 2.36% (1 mo.)
--------------------------------------------------------------------------------------------------------------
10.          1/01    Euro 5,849,455.96     2002: 25.52% (11 mos.)    (4.18)% (4/01)      (6.55)% (10/02-11/02)
                                           2001: 45.78%
--------------------------------------------------------------------------------------------------------------
11.          9/01    Euro 2,294,761.86     2002: 14.16% (11 mos.)    (3.84)% (11/01)     (4.31)% (10/01-11/01)
                                           2001: 5.85% (4 mos.)
--------------------------------------------------------------------------------------------------------------
12.          1/02    Euro 4,764,671.75     2002: 17.81% (11 mos.)    (3.26)% (10/02)     (5.45)% (10/02-11/02)
--------------------------------------------------------------------------------------------------------------
13.          1/02    Euro 3,755,227.46     2002: 16.88% (11 mos.)    (2.94)% (10/02)     (4.94)% (10/02-11/02)
--------------------------------------------------------------------------------------------------------------
14.          4/02    Euro 1,241,265.37     2002: 15.69% (8 mos.)     (3.38)% (4/02)      (3.38)% (4/02)
--------------------------------------------------------------------------------------------------------------
15.          9/02    Euro 4,900,061.00     2002: (4.44)% (3 mos.)    (8.28)% (10/02)     (13.21)% (10/02-11/02)
--------------------------------------------------------------------------------------------------------------


      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
  THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAM ON
                                   THIS PAGE.

ComBo Program -- ComboLogic (Euros)

     The following summary performance information reflects the performance results of ComboLogic (Euros) of Transtrend's ComBo Program for accounts denominated in Euros based on actual funds for the period from its inception in January 2001 through cessation of trading in September 2002.

                          Name of CTA: Transtrend, B.V.
                 Name of program: ComboLogic Program (Euros)
           Inception of client account trading by CTA: October 1993
         Inception of client account trading in program: January 2001
                          Number of open accounts: 0
     Aggregate assets (excluding "notional" equity) overall: $206,156,502 Aggregate assets (including "notional" equity) overall: $482,913,452
      Aggregate assets (excluding "notional" equity) in program: Euro 0
      Aggregate assets (including "notional" equity) in program: Euro 0
                  Largest monthly drawdown: (12.06)% (12/01)
            Largest peak-to-valley drawdown: (34.21)% (1/01-5/02)
               2002 compound rate of return: 19.66% (9 months)
                    2001 compound rate of return: (24.11)%
                        2000 compound rate of return: N/A
                        1999 compound rate of return: N/A
                        1998 compound rate of return: N/A
                        1997 compound rate of return: N/A


ComBo Program -- ComboBasic (Euros)

     The following summary performance information reflects the performance results of ComboBasic (Euros) of Transtrend's ComBo Program for accounts denominated in Euros based on actual funds for the period from its inception January 2001 through cessation of trading in September 2002.

                          Name of CTA: Transtrend, B.V.
                 Name of program: ComboBasic Program (Euros)
           Inception of client account trading by CTA: October 1993
         Inception of client account trading in program: January 2001
                          Number of open accounts: 0
     Aggregate assets (excluding "notional" equity) overall: $206,156,502 Aggregate assets (including "notional" equity) overall: $482,913,452
      Aggregate assets (excluding "notional" equity) in program: Euro 0
      Aggregate assets (including "notional" equity) in program: Euro 0
                  Largest monthly drawdown: (9.89)% (12/01)
            Largest peak-to-valley drawdown: (35.99)% (1/01-5/02)
               2002 compound rate of return: 22.41% (9 months)
                    2001 compound rate of return: (25.21)%
                        2000 compound rate of return: N/A
                        1999 compound rate of return: N/A
                        1998 compound rate of return: N/A
                        1997 compound rate of return: N/A

      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
 THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS ON
                                   THIS PAGE.

                        ACKNOWLEDGMENT OF RECEIPT OF THE
            KENMAR GLOBAL TRUST SUPPLEMENT DATED JANUARY 28, 2003
                                     TO THE
           PROSPECTUS AND DISCLOSURE DOCUMENT DATED APRIL 30, 2002

     The undersigned hereby acknowledges that the undersigned has received a copy of the Kenmar Global Trust Supplement dated January 28, 2003 to the Prospectus and Disclosure Document dated April 30, 2002.



INDIVIDUAL SUBSCRIBERS:                         ENTITY SUBSCRIBERS:


-------------------------                       --------------------------------
                                                (Name of Entity)


                                                By:
-------------------------                           ---------------------------
Signature of Subscriber(s)

                                                Title:
                                                       -------------------------
                                                       (Trustee, partner or
                                                       authorized officer)



Dated: _________________, 2003